Exhibit 99.1

SolarEdge Announces Third Quarter 2020 Financial Results

FREMONT, Calif. — November 2, 2020. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•	Revenues of $338.1 million

•	Revenues from solar products of $312.5 million

•	GAAP gross margin of 32.0%

•	GAAP gross margin from sale of solar products of 34.1%
•	Non-GAAP gross margin from sale of solar products of 34.8%

•	GAAP net income of $43.8 million

•	Non-GAAP net income of $65.9 million

•	GAAP net diluted earnings per share (“EPS”) of $0.83

•	Non-GAAP net diluted EPS of $1.21

•	1.45 Gigawatts (AC) of inverters shipped

“Our third quarter results reflect significant growth in Europe, despite the current economic slowdown caused by the global pandemic,” said Zivi Lando, CEO of SolarEdge. “Our solar business outside the U.S. reached an all-time high and the U.S. market is showing signs of return to pre-pandemic installation levels. In our non-solar business, our e-Mobility team is gearing up to deliver to our customer the first significant batch of full powertrain solutions for assembly in electric vehicles in the fourth quarter. In addition to continuing to generate significant cash from operations this quarter, we raised $618 million, net of expenses, in convertible debt providing additional support for our continued organic and non-organic growth.”

Third Quarter 2020 Summary

The Company reported revenues of $338.1 million, up 2% from $331.9 million in the prior quarter and down 18% from $410.6 million in the same quarter last year.

Revenues related to the solar business were $312.5 million, up 1% from $310.1 million in the prior quarter and down 19% from $387.8 million in the same quarter last year.

GAAP gross margin was 32.0%, up from 31.0% in the prior quarter and down from 33.9% year over year.

Non-GAAP gross margin was 33.5%, up from 32.4% in the prior quarter and down from 35.1% year over year.

GAAP gross margin for the solar business was 34.1%, up from 33.1% in the prior quarter and down from 35.0% year over year.

Non-GAAP gross margin for the solar business was 34.8%, up from 33.8% in the prior quarter and down from 35.4% year over year.

GAAP operating expenses were $77.7 million, up 6% from $73.0 million in the prior quarter and up 6% from $73.3 million in the same quarter last year.

Non-GAAP operating expenses were $63.2 million, up 3% from $61.1 million in the prior quarter and up 15% from $54.8 million in the same quarter last year.

GAAP operating income was $30.4 million, up 1% from $30.0 million in the prior quarter and down 54% from $66.0 million in the same quarter last year.

Non-GAAP operating income was $50.0 million, up 7% from $46.6 million in the prior quarter and down 44% from $89.2 million in the same quarter last year.

GAAP net income was $43.8 million, up 19% from $36.7 million in the prior quarter and up 5% from $41.6 million in the same quarter last year.

Non-GAAP net income was $65.9 million, up 26% from $52.1 million in the prior quarter and up 4% from $63.6 million in the same quarter last year.

GAAP net diluted EPS was $0.83, up from $0.70 in the prior quarter and up from $0.81 in the same quarter last year.

Non-GAAP net diluted EPS was $1.21, up from $0.97 in the prior quarter and same as in the same quarter last year.

Cash flow from operating activities was $28.4 million, down from $59.3 million in the prior quarter and down from $68.7 million in the same quarter last year.

As of September 30, 2020, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $553.8 million, net of debt, compared to $577.4 million on June 30, 2020.

Outlook for the Fourth Quarter 2020

The Company also provides guidance for the fourth quarter ending December 31, 2020 as follows:

•	Revenues to be within the range of $345 million to $365 million
•	Non-GAAP Gross margin expected to be within the range of 32% to 34%
•	Revenues from solar products to be within the range of $320 million to $335 million
•	Non-GAAP Gross margin from sale of solar products expected to be within the range of 34% to 36%

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Monday, November 2, 2020. The call will be available, live, to interested parties by dialing 800-458-4121. For international callers, please dial +1 323-794-2093. The Conference ID number is 7783916.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 2, 2020.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Revenues	$338,095	$410,556	$1,101,164	$1,007,437
Cost of revenues	230,032	271,247	750,130	671,348

Gross profit	108,063	139,309	351,034	336,089

Operating expenses:

Research and development	40,817	30,747	115,610	86,451
Sales and marketing	21,924	22,026	67,113	64,325
General and administrative	14,928	12,214	45,077	37,590
Other operating expenses (income)	-	8,305	(4,900)	8,305

Total operating expenses	77,669	73,292	222,900	196,671

Operating income	30,394	66,017	128,134	139,418

Financial expenses (income), net	(15,765)	17,023	(10,725)	22,401

Income before income taxes	46,159	48,994	138,859	117,017

Income taxes	2,408	7,270	16,192	24,405

Net income	$43,751	$41,724	$122,667	$92,612

Net loss (income) attributable to Non-controlling interests	-	(97)	-	1,159

Net income attributable to SolarEdge Technologies, Inc.	$43,751	$41,627	$122,667	$93,771

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30,	December 31,
	2020	2019
CURRENT ASSETS:
Cash and cash equivalents	$1,048,109	$223,901
Short-term bank deposits	20,011	5,010
Restricted bank deposits	2,242	27,558
Marketable securities	110,585	91,845
Trade receivables, net of allowances of $6,690 and $2,473, respectively	183,141	298,383
Prepaid expenses and other current assets	83,866	115,268
Inventories, net	297,027	170,798
Total current assets	1,744,981	932,763

LONG-TERM ASSETS:
Marketable securities	21,003	119,176
Deferred tax assets, net	10,678	16,298
Other long-term assets	5,609	9,904
Property, plant and equipment, net	257,717	176,963
Operating lease right-of-use assets, net	36,965	35,858
Intangible assets, net	68,122	74,008
Goodwill	133,221	129,654
Total long-term assets	533,315	561,861

Total assets	$2,278,296	$1,494,624

CURRENT LIABILITIES:
Trade payables, net	$122,106	$157,148
Employees and payroll accruals	50,814	47,390
Current maturities of bank loans and accrued interest	15,642	15,673
Warranty obligations	65,080	65,112
Deferred revenues and customers advances	27,267	70,815
Accrued expenses and other current liabilities	101,628	80,576
Total current liabilities	382,537	436,714

LONG-TERM LIABILITIES:
Convertible senior notes, net	570,332	-
Warranty obligations	130,614	107,451
Deferred revenues	109,439	89,982
Deferred tax liabilities, net	5,195	4,461
Operating lease liabilities	29,442	30,213
Other long-term liabilities	18,700	14,133
Total long-term liabilities	863,722	246,240

STOCKHOLDERS’ EQUITY:
Common stock	5	5
Additional paid-in capital	574,326	475,792
Accumulated other comprehensive loss	(2,643)	(1,809)
Retained earnings	460,349	337,682
Total stockholders’ equity	1,032,037	811,670

Total liabilities and stockholders’ equity	$2,278,296	$1,494,624

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine months ended September 30,
	2020	2019
Cash flows provided by operating activities:
Net income	$122,667	$92,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	16,376	12,532
Amortization of intangible assets	7,081	7,514
Amortization of debt discount and debt issuance costs	168	-
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	602	-
Stock-based compensation expenses	42,993	38,685
Deferred income tax benefit, net	(5,263)	(4,923)
Other adjustments, net	224	657
Changes in assets and liabilities:
Inventories, net	(121,999)	15,746
Prepaid expenses and other assets	37,871	(19,795)
Trade receivables, net	118,044	(114,572)
Operating lease right-of-use assets and liabilities, net and effect of exchange rate differences	(459)	2,138
Trade payables, net	(35,499)	21,301
Employees and payroll accruals	3,132	15,329
Warranty obligations	23,155	49,633
Deferred revenues and customers advances	(24,283)	19,516
Other liabilities	10,619	39,561
Net cash provided by operating activities	195,429	175,934

Cash flows from investing activities:
Proceeds from sales and maturities of available-for-sale marketable securities	116,419	119,570
Purchase of property, plant and equipment	(90,553)	(39,679)
Investment in available-for-sale marketable securities	(36,781)	(103,711)
Withdrawal from (investment in) restricted bank deposits	25,538	(243)
Business combination, net of cash acquired	-	(38,435)
Withdrawal from (investment in) bank deposits	(14,667)	4,101
Other investing activities	743	-
Net cash provided by (used in) in investing activities	$699	$(58,397)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net	$618,269	$-
Repayment of bank loans	(15,194)	(5,142)
Proceeds from bank loans	15,185	232
Proceeds from issuance of shares under stock purchase plan and upon exercise of stock-based awards	19,205	4,940
Change in Non-controlling interests	-	(67,089)
Other financing activities	(152)	(1,248)
Net cash provided by (used in) financing activities	637,313	(68,307)

Increase in cash and cash equivalents	833,441	49,230
Cash and cash equivalents at the beginning of the period	223,901	187,764
Effect of exchange rate differences on cash and cash equivalents	(9,233)	10,348

Cash and cash equivalents at the end of the period	$1,048,109	$247,342

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Gross profit (GAAP)	108,063	102,963	139,309	351,034	336,089
Stock-based compensation	2,730	2,359	1,691	7,362	4,696
Cost of product adjustment	----	----	107	313	1,108
Amortization and depreciation of acquired assets	2,429	2,325	2,898	7,110	7,282
Gross profit (Non-GAAP)	113,222	107,647	144,005	365,819	349,175

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Gross margin (GAAP)	32.0%	31.0%	33.9%	31.9%	33.4%
Stock-based compensation	0.8%	0.7%	0.4%	0.7%	0.5%
Cost of product adjustment	----	----	----	----	0.1%
Amortization and depreciation of acquired assets	0.7%	0.7%	0.8%	0.6%	0.7%
Gross margin (Non-GAAP)	33.5%	32.4%	35.1%	33.2%	34.7%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating expenses (GAAP)	77,669	72,998	73,292	222,900	196,671
Stock-based compensation - R&D	(6,904)	(5,847)	(4,269)	(18,129)	(11,935)
Stock-based compensation - S&M	(4,066)	(3,445)	(2,779)	(10,703)	(7,905)
Stock-based compensation - G&A	(2,559)	(2,310)	(2,628)	(6,799)	(7,907)
Amortization and depreciation of acquired assets - R&D	(26)	(25)	(17)	(77)	(62)
Amortization and depreciation of acquired assets - S&M	(370)	(292)	(440)	(957)	(1,247)
Amortization and depreciation of acquired assets - G&A	(8)	(9)	(54)	(25)	(80)
Acquisition related expenses	----	----	----	----	(949)
Assets disposal	(558)	----	(14)	(558)	(566)
Other operating income (expenses)	----	----	(8,305)	4,900	(8,305)
Operating expenses (Non-GAAP)	63,178	61,070	54,786	190,552	157,715

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating income (GAAP)	30,394	29,965	66,017	128,134	139,418
Cost of product adjustment	----	----	107	313	1,108
Stock-based compensation	16,259	13,961	11,367	42,993	32,443
Amortization and depreciation of acquired assets	2,833	2,651	3,409	8,169	8,671
Acquisition related expenses	----	----	----	----	949
Assets disposal	558	----	14	558	566
Other operating (income) expenses	----	----	8,305	(4,900)	8,305
Operating income (Non-GAAP)	50,044	46,577	89,219	175,267	191,460

	Reconciliation of GAAP to Non-GAAP Financial expenses (income), net
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Financial expenses (income), net (GAAP)	(15,765)	(11,565)	17,023	(10,725)	22,401
Notes due 2025	(168)	----	----	(168)	----
Non cash interest	(1,254)	(1,200)	(955)	(3,582)	(2,590)
Currency fluctuation related to lease standard	(243)	(892)	(800)	(102)	(2,325)
Amortization and depreciation of acquired assets	----	----	----	(982)	----
Financial expenses (income), net (Non-GAAP)	(17,430)	(13,657)	15,268	(15,559)	17,486

	Reconciliation of GAAP to Non-GAAP Tax on income
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Tax on income (GAAP)	2,408	4,862	7,270	16,192	24,405
Deferred taxes	(816)	3,236	2,963	5,956	4,923
Tax on income (Non-GAAP)	1,592	8,098	10,233	22,148	29,328

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Solaredge Technologies Inc. (GAAP)	43,751	36,668	41,627	122,667	93,771
Cost of product adjustment	----	----	107	313	1,108
Stock-based compensation	16,259	13,961	11,367	42,993	32,443
Amortization and depreciation of acquired assets	2,833	2,651	3,409	9,151	8,671
Acquisition related expenses	----	----	----	----	949
Assets disposal	558	----	14	558	566
Other operating (income) expenses	----	----	8,305	(4,900)	8,305
Notes due 2025	168	----	----	168	----
Non cash interest	1,254	1,200	955	3,582	2,590
Currency fluctuation related to lease standard	243	892	800	102	2,325
Deferred taxes	816	(3,236)	(2,963)	(5,956)	(4,923)
Net income attributable to Solaredge Technologies Inc. (Non-GAAP)	65,882	52,136	63,621	168,678	145,805

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net basic earnings per share (GAAP)	0.87	0.74	0.86	2.46	1.97
Cost of product adjustment	----	----	0.01	0.01	0.02
Stock-based compensation	0.32	0.28	0.23	0.86	0.68
Amortization and depreciation of acquired assets	0.05	0.05	0.07	0.18	0.18
Acquisition related expenses	----	----	----	----	0.02
Assets disposal	0.01	----	----	0.01	0.01
Other operating ( income) expenses	----	----	0.17	(0.10)	0.17
Notes due 2025	----	----	----	----	----
Non cash interest	0.03	0.02	0.02	0.08	0.06
Currency fluctuation related to lease standard	----	0.02	0.02	----	0.05
Deferred taxes	0.02	(0.06)	(0.06)	(0.12)	(0.10)
Net basic earnings per share (Non-GAAP)	1.30	1.05	1.32	3.38	3.06

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net diluted earnings per share (GAAP)	0.83	0.70	0.81	2.33	1.87
Cost of product adjustment	----	----	----	0.01	0.01
Stock-based compensation	0.28	0.24	0.19	0.74	0.54
Amortization and depreciation of acquired assets	0.05	0.05	0.07	0.17	0.18
Acquisition related expenses	----	----	----	----	0.02
Assets disposal	0.01	----	----	0.01	0.01
Other operating ( income) expenses	----	----	0.16	(0.09)	0.16
Notes due 2025	----	----	----	----	----
Non cash interest	0.02	0.02	0.02	0.07	0.05
Currency fluctuation related to lease standard	----	0.02	0.02	----	0.05
Deferred taxes	0.02	(0.06)	(0.06)	(0.11)	(0.10)
Net diluted earnings per share (Non-GAAP)	1.21	0.97	1.21	3.13	2.79

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended			Nine months ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Number of shares used in computing net diluted earnings per share (GAAP)	53,144,188	52,536,437	51,081,594	52,623,675	49,935,638
Stock-based compensation	1,134,877	1,154,279	1,375,391	1,229,630	2,090,912
Number of shares used in computing net diluted earnings per share (Non-GAAP)	54,279,065	53,690,716	52,456,985	53,853,305	52,026,550